SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 10 or 15(d) of the
                    Securities Exchange Act of 1934



                            January 8, 1998
           ------------------------------------------------
           Date of Report (date of earliest event reported)


                         INTRATEL GROUP, LTD.
         -----------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                     33-853963                 72-1265159
---------------               ------------            -------------------
(State or Other                (Commission            (IRS Employer Iden-
Jurisdiction of               File Number)             tification Number)
Incorporation)


                      28050 U.S. HIGHWAY 19 NORTH
                       CLEARWATER, FLORIDA 34621
                --------------------------------------
                (Address of Principal Executive Offices
                          Including Zip Code)


                             (813) 797-9000
                     ------------------------------
                     (Registrant's telephone number,
                          including area code)






Page 1 of 16.

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Item 1.   Changes in Control of Registrant
          --------------------------------

          N/A

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          N/A

Item 3.   Bankruptcy or Receivership
          --------------------------

          N/A

Item 4.   Changes in Registrant's Certifying Accountants
          ----------------------------------------------

          N/A

Item 5.   Material Events
          ---------------

               As of October 22, 1997, IntraTel Group, Ltd. (the "Company") entered into a Bridge Loan Financing and Security Agreement (the "Agreement") with Fairfield Homes, Ltd. ("Fairfield") wherein the Company borrowed a total of $2,000,000 in installments of $250,000 and $1,750,000 less commissions of $200,000 payable to the broker/dealer handling the transaction. The loan is evidenced by a promissory noted dated November 6, 1997 for $1,750,000 which is due and payable in 180 days and bears interest at 8% per annum. The note bears interest at 12% in the event of a default and is payable immediately if the Company completes any financing in excess of $5,000,000.

               The loan is secured by 1,222.22 shares of infinet software, inc. ("infinet") common stock (approximately 10% of the issued and outstanding shares of infinet). The infinet shares were previously acquired by the Company upon partial conversion of a debenture held by the Company to acquire up to a 45% ownership interest in infinet. In addition, Messrs. Yaw and Brink, Officers and Directors of the Company, and Mr. Jorden, President of infinet, pledged their individually-owned shares of infinet (representing 35% of the outstanding shares of Infinet) as additional security for the loan.

               Pursuant to the Agreement, Fairfield also received Common Stock Purchase Warrants ("Warrants") which entitles Fairfield to receive an equity bonus equal to one dollar of stock at the public offering price for each dollar loaned to the Company. Accordingly, Fairfield will be entitled to receive that number of shares as would be derived by dividing the public offering price into $2,000,000. Although the Agreement references the Warrants as an exhibit, the

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          terms of the Warrants were agreed to verbally and, to date, have not been reduced to writing by the Company and Fairfield.

               Concurrently with and to facilitate the Agreement, two major shareholders of the Company agreed to subordinate their secured position in the Company's assets including the shares of infinet and agreed to an abeyance of the due date of their respective promissory notes until December 31, 1997. In addition, the contingent consideration due these shareholder's pursuant to the Stock Purchase Agreement dated March 12, 1997 was deemed fully earned in the amount of $625,000 each. Accordingly, the total amount due these two shareholders is approximately $2.45 million in principal, interest, late fees and the contingent consideration.

               Approximately $1,200,000 of the proceeds was loaned by the Company to infinet for use in its software development activities. The loan was evidenced by a promissory note which, in December 1997, was converted to a non-exclusive software licensing agreement between the Company and infinet. The balance of the proceeds was used by the Company to pay legal fees, additional commissions, commitments pursuant to previously-executed letters of intent and working capital needs, including Officers' salaries.

               In December 1997, Charles Brink, the Company's President and Director, resigned to pursue other business interests. Mr. Brink owns 304,980 shares of the Company's Common Stock. The Company has not yet replaced Mr. Brink and, at this time, cannot predict the impact of his resignation.

Item 6.   Resignations of Registrant's Directors
          --------------------------------------

          N/A

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a) and (b)    N/A

          (c)       Exhibits: Filed herewith pursuant to Reg. S-K Item 601
                              is the following exhibit.

Exhibit No.    Page      Description
-----------    ----      -----------

    10.1         5       Bridge Loan Financing and Security Agreement as
                         of October 22, 1997.



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

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTRATEL GROUP, LTD.



Dated: January 8, 1998                  By:  /s/ ROBERT E. YAW, II
                                           --------------------------------
                                            Robert E. Yaw, II
                                            Chairman of the Board









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